Exhibit 10.5

PARAFIN CORPORATION

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

AND

LIMITATIONS OF CONVERTIBLE PREFERRED STOCK

SERIES A-1 CONVERTIBLE PREFERRED STOCK

A. TERMS AND CONDITIONS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

1.     Number; Title: 625,000 shares (subject to adjustments upward or downward to the number of Preferred Shares(as defined in the Purchase Agreement) to be issued by the Corporation hereunder and the resulting conversion rights, as may be applicable, as more fully set forth in the Oil and Securities Purchase Agreement dated May 8, 2006 by and between the Corporation(as defined hereafter) and IPF (the “Purchase Agreement”) of capital stock of Parafin Corporation, a Nevada corporation (the “Corporation”), shall be designated as Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

2.	Dividends:

(a)   Dividend Rate: The holders of record of shares of the Series A-1 Preferred Stock shall be entitled to receive, when and as declared, from funds at any time legally available for the declaration of dividends, yearly dividends at the rate of $800.00 per share of Series A-1 Preferred Stock (appropriately adjusted to reflect the occurrence of any of the events described in Sections 5(g) or 5(i)). Dividends on the Series A-1 Preferred Stock shall be cumulative and to the extent not paid, the holders of Series A-1 Convertible Preferred Stock shall then be entitled to additional dividends which shall accrue in respect of all such dividends that are unpaid at the rate of 8.0% per annum compounded annually. No dividends or other distributions on Junior Liquidation Stock (as defined below) shall be paid or set aside in any fiscal year of the Corporation until all accrued but unpaid dividends on the Series A-1 Preferred Stock have been paid. The Corporation shall have the right to convert the amount of any dividends due to IPF hereunder to Common Stock of the Corporation (the “Dividend Conversion Stock”). The Dividend Conversion Stock shall be entitled to the same treatment in all respects as the Conversion Stock. The Dividend Conversion Stock shall be converted into Common Stock at 10% below the closing trading price of the Common Stock on the day the Corporation elects to convert dividends due IPF to Dividend Conversion Stock.

(b)   Payment in Cash or in Shares of Common Stock: Upon a Liquidation as defined in Section 3(a)(ii) below or upon any conversion of Series A-1 Preferred Stock as provided in Section 5 below, at the election of any holder of Series A-1 Preferred Stock, dividends on the Series A-1 Preferred Stock may be paid in cash or in shares of the Corporation’s common stock, par value $.0.001 per share (the “Common Stock”), based on the fair market value of the Common Stock at the time such dividends are declared.

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(c)

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Request for Payment of Dividends: In addition to other requirements to pay dividends with respect to the Series A-1 Preferred Stock elsewhere in this Certificate of Designation, the Corporation shall, at any time and from time to time, to the extent that legally available funds for the payment of dividends exist, pay all or part of the accrued but unpaid dividends with respect to Series A-1 Preferred stock upon the written request of the holders of at least two-thirds of the then outstanding shares of the Series A-1 Preferred Stock (the “Requisite Holders”), subject to Corporation’s right to convert the dividends due to IPF to Dividend Conversion Stock as set forth above.

(d)   Insufficient Funds: If the Corporation lacks access to sufficient funds such that fewer than all the dividends with respect to the Series A-1 Preferred Stock requested to be paid can be paid to the extent that legally available funds for the payment of dividends exist from time to time, dividends shall be paid by the Corporation to the holders of the Series A-1 Preferred Stock on a pro rata basis according to the number of shares of Series A-1 Preferred Stock each holder owns. Thereafter, as and to the extent that legally available funds for the payment of dividends exist from time to time, the Corporation shall pay the additional dividends with respect to Series A-1 Preferred Stock, pro rata, until all Series A-1 Preferred Stock dividends required by this Section 2 have been paid.

(e)   Participation Election: Rather than receiving one or more yearly dividends as provided in Section 2(a) above, each holder of Series A-1 Preferred Stock (without having to convert all or part of their Series A-1 Preferred Stock as provided in Section 5) may elect to participate in any dividends paid with respect to Common Stock during any such yearly dividend period and have the right to receive the kind and amount of shares of stock and other securities and property receivable upon payment of such dividends by a holder of the number of shares of Common Stock into which such holder’s share of Series A-1 Preferred Stock could have been converted immediately prior to the effective date of such dividend.

3.	Liquidation Preference.
	(a)	Liquidation: “Liquidation” means:

(i)            Dissolution; Etc: The liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; or

(ii)          Sale of the Corporation: Unless the holders of two-thirds of the voting power of all then outstanding Par Liquidation Stock (as defined in Section 3(b)(iii)) shall elect otherwise, (A) the sale, conveyance, or other disposition of all or substantially all of the Corporation’s assets, or (B) an acquisition of capital stock of the Corporation or the merger or consolidation of the Corporation with any other corporation or other entity where the shareholders of the Corporation immediately prior to the completion of the acquisition, merger or consolidation have less than 50% of the voting power of the surviving entity.

(b)	Upon Liquidation: In the event of any Liquidation:

(i)            Liquidation Price; Junior Liquidation Stock: The holders of the Series A-1 Preferred Stock then outstanding shall be entitled to receive out of the assets of the

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Corporation, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class of shares of preferred stock of the Corporation ranking junior to such Series A-1 Preferred Stock with respect to payments upon Liquidation (such preferred stock hereinafter called “Junior Liquidation Stock”), an amount equal to $.30 (appropriately adjusted to reflect the occurrence of any of the events described in Sections 5(g) or 5(i)) for each share of the Series A-1 Preferred Stock (the “Liquidation Price”), plus any dividends unpaid and accumulated or accrued thereon.

(ii)          Participating Liquidation Stock: Following any distribution of assets or surplus funds of the Corporation to the holders of Series A-1 Preferred Stock and any outstanding series of Junior Liquidation Stock, the remainder of any such assets or surplus funds shall be distributed on a pro rata basis to the holders of the Common Stock and any series of preferred stock entitled to participate (“Participating Liquidation Stock”) with the Common Stock in any distribution of the assets and surplus funds of the Corporation upon its Liquidation. The Series A-1 Preferred Stock shall not be Participating Liquidation Stock.

(iii)         Insufficient Funds; Par Liquidation Stock: If upon the occurrence of any Liquidation, the assets and funds of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series A-1 Preferred Stock and the holders of shares of any other series of preferred stock then outstanding and ranking on a par (“Par Liquidation Stock”) with the Series A-1 Preferred Stock with respect to the right to the distribution of assets and surplus funds of the Corporation upon its Liquidation the full amounts to which they shall be entitled, the holders of the Series A-1 Preferred Stock and the shares of Par Liquidation Stock shall share ratably in any distribution of such assets and surplus funds in proportion to the respective amounts that would be payable in respect of the shares of Series A-1 Preferred Stock and Par Liquidation Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iv)         Conversion Right: Holders of Series A-1 Preferred Stock may elect to convert their Series A-1 Preferred Stock as provided in Section 5 below, along with their respective proportional entitlement of Warrants. Such electing holders of Series A-1 Preferred Stock will be deemed to have become holders of record of Common Stock (and such other securities and property as the holders of Series A-1 Preferred Stock may be entitled to upon the conversion thereof, as herein provided) on the date that is immediately prior to the consummation of the Liquidation. Such Common Stock will be Participating Liquidation Stock.

4.	Voting Rights:

(a)   Generally: In addition to any voting rights required by applicable law, each holder of record of Series A-1 Preferred Stock shall be entitled to notice of and to attend all meetings of the shareholders of the Corporation. Except as otherwise provided in this Certificate of Designation, in the Corporation’s Articles of Incorporation or Bylaws, each as amended or restated, and as otherwise required by any agreement or applicable law, the shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

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(b)   Shareholder Meetings: The Corporation will notify the holders of Series A-1 Preferred Stock of all regular and special meetings of the Corporation’s Board of Directors and any committee thereof at least five business days in advance of all such meetings (but not later than the notice provided to the board and committee members, as applicable), and afford any representative designated by the Requisite Holders the right and opportunity to attend any such meeting as an observer. In the case of a live meeting, such attendance will be permitted (at the option of the representative) either by the representative in person or by conference telephone participation. The Requisite Holders’ representative will be entitled to receive all written materials and other information given to the directors (or their equivalent) of the Corporation in connection with any such meeting at the time such materials or information are given to such directors.

(c)   Protective Covenants: In addition to any other rights provided by law or agreement, so long any shares of Series A-1 Preferred Stock shall be outstanding; the Corporation shall not, without first obtaining the affirmative vote or written consent of the Requisite Holders:

(i)            Amend, alter or repeal the preferences, rights, privileges or powers of the Series A-1 Preferred Stock so as to adversely affect the rights of the holders of the Series A-1 Preferred Stock;

(ii)          Amend or repeal any provision of, or add any provision to, the Corporation’s Articles of Incorporation or Bylaws (whether by reclassification, merger, consolidation or other reorganization or otherwise), if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series A-1 Preferred Stock including, without limitation, adopting any anti-takeover, business combination or control share acquisition provision;

(iii)         Authorize or issue any new or existing class or series of capital stock or Common Stock Equivalents (as defined in Section 5(h)(iii) below) having any preference, priority or parity as to dividends or assets superior to or on parity with any such preference or priority of the Series A-1 Preferred Stock;

(iv)         Reclassify any Common Stock or Junior Liquidation Stock into shares having any preference, priority or parity as to dividends or assets superior to or on a parity with any such preference or priority of the Series A-1 Preferred Stock;

(v)           Increase or decrease the number of authorized shares of Common Stock, Preferred Stock or increase or decrease the number of shares of Preferred Stock designated as Series A-1 Preferred Stock; or

(vi)         Declare or pay any dividends on, or make any other distributions, direct or indirect, on account of, any class of its stock or Common Stock Equivalents or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or Common Stock Equivalents, either directly or indirectly.

(vii)        Sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial part of its assets; provided, however, that the restrictions contained in this Section 4(c) (vii) will not apply to or

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prevent sales by the Corporation of any of its products or services in the ordinary course of business. For purposes of this Section, the term “substantial part” shall mean assets having a sale price or book value (whichever is greater) equal to or greater than 25% or more of the fair market value of the Corporation’s consolidated assets.

(viii)       Consolidate with or merge into any entity or permit any entity to merge into it.

(ix)	Adopt any material alteration to its business plan.

(x)           Incur, create, assume or permit to exist, any debt, except debt for borrowed money incurred from one or more financial institutions to fund working capital in the Corporation’s ordinary course of business.

(xi)         Authorize, grant, issue, sell or permit to be outstanding any Common Stock Equivalents.

5.	Conversion Rights:

(a)   At Option of Holders: Each holder of Series A-1 Preferred Stock may, at such holder’s option at each of the sixth and twelfth month anniversary dates respectively, from the date of this Agreement, upon surrender of the certificates representing such holder’s applicable portion of Series A-1 Preferred Stock, convert up to 1.4% of such holder’s shares of Series A-1 Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as the holders of Series A Preferred Stock may be entitled to upon the conversion thereof, as hereinafter provided). Such conversion rights shall proportionately aggregate to 500,000,000 shares of Conversion Stock in total based upon a total issue of 536,000 shares of Series A-1 Preferred Stock (subject to the same upward and downward adjustments as the initial issuance of Series A-1 Preferred Stock).Thus, for example and by way of illustration in respect of the preceding sentence, each holder of a Series A-1 Preferred Stock share on a conversion election date will have the ability to convert roughly 1.4% of their Series A-1 Preferred Stock share into 466.40 shares of Conversion Stock. The aggregate conversion rights on a conversion election date of all holders of Series A-1 Preferred Stock holders will aggregate to 250,000,000 shares of Conversion Stock per each conversion election date. In the event the holder of a Series A-1 Preferred Stock elects not to convert on the six month anniversary date of this Agreement, such holder may elect to convert up to 2.8% of such holder’s Series A-1 Preferred Stock on the twelfth month anniversary date from this Agreement. For purposes of this Agreement, six months shall be the 180th day from the date of this Agreement and twelve months shall be 360 days from this Agreement. If the conversion date falls on a weekend or national holiday in the United States, the conversion date election shall move to the next business day in the United States. Notice of such election shall be transmitted via facsimile delivery to Corporation at the fax number set forth in the Purchase Agreement.

(b)	Reserved:

(c)   Manner for Converting: The right of holders of Series A-1 Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or any transfer agent for the Series A-1 Preferred Stock, and at such other office or offices, if any, as the

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Board of Directors may designate, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. Upon the surrender of certificates representing shares of Series A-1 Preferred Stock to be converted, the person converting such shares shall be deemed to be the holder of record of the Common Stock (and such other securities and property as the holders of Series A-1 Preferred Stock may be entitled to upon the conversion thereof, as hereinafter provided) issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets receivable upon such conversion as herein provided.

(d)   Conversion Rate; Conversion Price: The conversion of Series A-1 Preferred Stock into Common Stock shall be governed by the following:

(i)            Formula: Shares of Series A-1 Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion, by the product of (A) the number of shares of Series A-1 Preferred Stock to be converted and (B) the Initial Conversion Price (as hereinafter defined) applicable to the shares of Series A-1 Preferred Stock being converted, and dividing the product of such multiplication by the Conversion Price applicable to the shares of Series A-1 Preferred Stock being converted, determined as hereinafter provided, in effect at the time of conversion and making any adjustments required by Section 5(i).

(ii)          Conversion Rate: The conversion rate shall initially be one (1) and shall be adjusted from time to time as provided in Section 5(g) (such conversion rate, as so adjusted from time to time, being referred to herein as the “Conversion Rate”).

(iii)         Conversion Price: The “Initial Conversion Price” shall be $0.30. The conversion price for the Series A-1 Preferred Stock shall initially be equal to the Initial Conversion Price and shall be adjusted from time to time as provided in Section 5(h) (the conversion price for the Series A-1 Preferred Stock, as so adjusted from time to time, being herein referred to as the “Conversion Price”).

(e)   Reservation of Shares: A number of shares of authorized but unissued Common Stock sufficient to provide for the conversion of all of the shares of the Series A-1 Preferred Stock outstanding upon the basis herein provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion. If the Corporation shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each share of Series A-1 Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding shares of Series A-1 Preferred Stock on the new basis.

(f)    Fractional Shares: No fractional shares shall be issued upon conversion of the Series A-1 Preferred Stock, but the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be determined on the basis of the total number of shares of Series A-1 Preferred Stock the holder is

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at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(g)   Conversion Rate Adjustments: If the Corporation shall (A) subdivide its outstanding Common Stock into a greater number of shares, (B) combine the shares of its outstanding Common Stock into a smaller number of shares or (C) declare a dividend upon its shares of Common Stock payable in shares of Common Stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series A-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Corporation that such holder would have owned or have been entitled to receive after the happening of such event had such shares of Series A-1 Preferred Stock been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to this Section shall become effective immediately after the record date in the case of a stock dividend or distribution, or immediately after the effective date in the case of a subdivision, combination or reclassification

(h)	Conversion Price Adjustments:

(i)            Full Ratchet: If, after the date upon which any shares of the Series A-1 Preferred Stock were first issued, excluding shares issued under pre-existing warrants, the Corporation issues or is deemed to have issued any Additional Stock (as defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, then the Conversion Price for those shares of Series A-1 Preferred Stock held immediately prior to each such issuance shall be reduced to the consideration per share received by the Corporation upon such issue or sale.

(ii)          Additional Stock: “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Sections 5(h) (iii) below) by the Corporation other than “Excluded Stock”. Excluded Stock shall mean:

1.     All shares of Common Stock into which the shares of Series A-1 Preferred Stock are convertible;

2.     All shares of Common Stock issued or issuable as a result of an event resulting in a Conversion Rate adjustment pursuant to Section 5(g).

3.     All shares of Common Stock or Common Stock Equivalents granted or issued in connection with a business acquisition, merger or strategic partnership, so long as such grant or issuance is approved in writing by the Requisite Holders.

All outstanding shares of Excluded Stock (including any shares issuable upon conversion of any outstanding shares of preferred stock of the Corporation and the Series A-1 Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 5(h) (i) above.

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(iii)         Deemed Issuances; Etc. For the purposes of this Section 5, the following provisions shall also be applicable:

1.     In the event the Corporation shall grant (whether directly or by assumption in a merger or otherwise) any options, warrants, convertible securities, securities, stock appreciation rights, phantom stock, and other rights to acquire from the Corporation shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities, stock appreciation rights, phantom stock, and other rights are then exchangeable, exercisable or convertible in full, in part or at all) (“Common Stock Equivalents”), and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Common Stock Equivalents and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Common Stock Equivalents issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Common Stock Equivalents issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section 5(h) (iv) below, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Common Stock Equivalents upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

2.     In case the Corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Stock Equivalents) shall be less than the Conversion Price in effect immediately prior to the time of such issue or at the time of such issue or sale, then the total

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maximum number of shares of Common Stock issuable upon conversion or exchange of all such Common Stock Equivalents shall (as of the date of the issue or sale of such Common Stock Equivalents) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in Section 5(h)(iv) below, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents, and (b) if any such issue or sale of such Common Stock Equivalents is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Common Stock Equivalents for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

3.     In case any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock or Common Stock Equivalents, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(h)(iv) below, shall be made after giving effect to such adjustment of the Conversion Price.

(iv)         Certain Changes: If (i) the purchase price provided for in any right or option referred to in Section 5(h) (iii) 1, or (ii) the additional consideration, if any, payable upon the conversion or exchange of Common Stock Equivalents referred to in

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Section 5(h) (iii) 1 or 5(h) (iii) 2, or (iii) the rate at which any Common Stock Equivalents referred to in Section 5(h) (iii) 1 are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Common Stock Equivalents, and the total consideration received therefor, and (b) the issuance at the time of such change of any such Common Stock Equivalents then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of, or the termination of any such right to convert or exchange, such Common Stock Equivalents, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Common Stock Equivalents. If the purchase price provided for in any right or option referred to in Section 5(h) (iii) 1, or the rate at which any Common Stock Equivalents referred to in Section 5(h) (iii) 1 or 5(h)(iii)2. are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Common Stock Equivalent, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Common Stock Equivalent been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

(i)    Consolidations, Mergers Sales of Assets, Reclassifications and Certain Dividends: In case of any (A) consolidation or merger of the Corporation with any other entity, (B) sale or transfer of all or substantially all of the assets of the Corporation, (C) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, (D) issuance of any shares of the Corporation's capital stock in connection with a reclassification of the Common Stock or (E) declaration of any dividend upon the Common Stock payable other than in cash out of earnings or surplus or shares of Common Stock, the Corporation shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that the holders of each share of Series A-1 Preferred Stock then outstanding shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, share exchange reclassification or dividend by a holder of the number of shares of Common Stock into which such share of Series A-1 Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, share exchange, reclassification or dividend. If in connection with any such consolidation, merger, sale, transfer, share exchange, reclassification or dividend, each holder of Common Stock is

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entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A-1 Preferred Stock the right to elect the securities, cash or other assets into which the Series A-1 Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

(j)

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Rounding: All calculations hereunder shall be made to the nearest cent.

(k)   Subsequent Adjustments: In the event that at any time, as a result of an adjustment made pursuant to Sections 5(g), 5(h), 5(i) above, the holder of any Series A-1 Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash or assets other than Common Stock, the number or amount of such securities or property so receivable upon such conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in such Sections above.

(l)    Notices: Whenever the Conversion Rate or a Conversion Price is adjusted as herein provided, the Corporation shall give prompt notice by mail to the holders of record of the outstanding shares of the Series A-1 Preferred Stock of such adjustment, which notice shall set forth the adjustment and the new Conversion Rate or Conversion Price. Notwithstanding the foregoing, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action by the Corporation.

(m)  Unpaid Dividends: Any dividends unpaid and accumulated or accrued on shares of Series A-1 Preferred Stock that are converted into shares of Common Stock shall be paid on the date of such conversion in cash or in shares of Common Stock at the Conversion Price, at the election of each holder of such shares.

6.	Redemption:

(a)   Optional Redemption of Series A-1 Preferred Stock: Subject to the proportional conversion rights of the holders of Series A-1 Preferred Stock set forth above in respect of the (i) Conversion Stock (up to 500,000,000 chares of Common Stock and subject to applicable adjustments), (ii) Dividend Conversion Stock, and (iii) Warrants, at any time after the date of the first issuance of any Series A-1 Preferred Stock, the Corporation may elect to redeem the remaining outstanding Series A-1 Preferred Stock Shares at par value and any accrued but unpaid dividend, which par value is equivalent to $10,000.00 (USD) per each share of outstanding Series A-1 Preferred Stock share. At any time after the thirteenth month anniversary date after the date of the first issuance of any Series A-1 Preferred stock, upon the written request, or the affirmative vote in favor of such written request, of the Requisite Holders, the holders of the Series A-1 Preferred Stock shall have the right to sell all or part of their shares to the Corporation on the terms and conditions contained in this Section. A month for purposes of this section shall be equal to 30 days.

(b)   Obligation to Redeem; Redemption Price: Following the written request or affirmative vote referenced in Section 6(a), upon receipt by the Corporation of a redemption request by any holder of Series A-1 Preferred Stock under subsection 6(c) below, the Corporation shall redeem such shares out of funds legally available for redemptions at a price per share of Series A-1 Preferred Stock (the “Redemption Price”) equal to the sum of (i) any dividends unpaid and accumulated or accrued thereon, plus (ii) the Liquidation Price therefor, plus (iii) a 3.5% compounded annual increase from the Liquidation Price measured from the date of the first issuance of any Series A-1 Preferred Stock through the date the Redemption Price is paid in full, ratably for any partial year.

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(c)   Notice: Any holder of Series A-1 Preferred Stock who elects to sell any or all of its Series A-1 Preferred Stock to the Corporation pursuant to this Section 6 shall deliver to the Corporation, at its principal offices, a written request for such redemption, including the date upon which the holder desires such shares to be redeemed by the Corporation (which date shall be no less than 30 days after the date of receipt of such notice by the Corporation) and the number of shares of Series A-1 Preferred Stock for which such holder requests redemption.

(d)   Surrender of Shares; Insufficient Funds: On any date specified for redemption in an applicable Redemption Request (the “Redemption Date”), each electing holder shall surrender to the Corporation the certificates representing the shares of Series A-1 Preferred Stock to be redeemed, duly endorsed or assigned to the Corporation, and the holder shall thereafter be entitled to receive payment in cash of the Redemption Price. If, on the Redemption Date, the Corporation lacks access to sufficient funds such that fewer than all the outstanding Series A-1 Preferred Stock requested to be redeemed can be redeemed, shares to be redeemed shall be selected by the Corporation on a pro rata basis according to the Redemption Price thereof. Thereafter, to the extent that legally available funds for the redemption of the Series A-1 Preferred Stock exist from time to time, the Corporation shall redeem additional Series A-1 Preferred Stock, on a pro rata basis according to the Redemption Price thereof as among the requesting holders thereof, until all Series A-1 Preferred Stock required by this subsection 6(d) to be redeemed have been redeemed. If fewer than all the shares represented by any certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

(e)   Shares No Longer Outstanding: On the later of the Redemption Date or the date on which the Redemption Price is paid in full, (i) dividends on each share of Series A-1 Preferred Stock redeemed hereunder shall cease to accrue, (ii) such share shall be deemed no longer outstanding, and (iii) all rights of the holder of such share as a holder of such share (except the right to receive from the Corporation the monies payable upon surrender of the certificates evidencing such share and redemption of such share) shall cease.

(f)    Redemption Election Finally Effective: An election by a holder to redeem Series A-1 Preferred Stock shall become irrevocable with respect to any share of Series A-1 Preferred Stock only upon payment in full of the Redemption Price for that share. Notwithstanding the delivery by any holder of Series A-1 Preferred Stock of a Redemption Request, if, prior to the close of business on the business day preceding the date on which the Corporation makes payment in full of the Redemption Price for any shares the subject of such Redemption Request, such holder gives written notice to the Corporation of its election to convert some or all of such holder’s shares of Series A-1 Preferred Stock, pursuant to Section 5 hereof, any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares which would otherwise have been redeemed shall become effective as provided in Section 5 hereof.

(g)   Interest; Remedy: In the event the Redemption Price is not paid on the Redemption Date, the aggregate Redemption Price will accrue interest from the Redemption Date until fully paid at an annual rate of interest equal to 18%, which interest shall be payable quarterly in arrears (the “Default Interest Rate”). In the event the Corporation possesses insufficient funds to redeem all of the shares of the Series A-1 Preferred Shares but only a portion thereof pursuant to Section 6(d) above, the Default Interest Rate will only apply to the unsatisfied balance of the Redemption Price. In the event the Redemption Price is not paid within 90 days after the Redemption Date, then,

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at the option of the Requisite Holders, the holders of Series A-1 Preferred Stock, voting together as a separate class, shall have the right to immediately call a special meeting of the Corporation’s shareholders and nominate and elect a majority of the Corporation’s Board of Directors, which members of the Board of Directors shall serve until the Redemption Price plus any accrued but unpaid interest shall have been paid in full.

7.     Status of Converted or Redeemed Stock: In the event any shares of Series A-1 Preferred Stock shall be converted or redeemed by the Corporation, the shares so converted or redeemed shall not be reissuable by the Corporation as Series A-1 Preferred Stock but shall be designated as authorized and undesignated preferred stock and available for issuance by the Corporation as undesignated preferred stock. At such time as all outstanding shares of Series A-1 Preferred Stock have been converted or redeemed, (i) any theretofore authorized but unissued shares of such series shall return to the status of undesignated shares of the Corporation, (ii) this Certificate of Designation shall be deemed amended to eliminate all authorized Series A-1 Preferred Stock and the terms and provisions thereof, and (iii) the Board of Directors and officers of the Corporation are authorized to take such action and execute and file such instruments as may be necessary or appropriate to effect such amendment.

8.	Preemptive Rights:

(a)   In the event that at any time after the date of the first issuance of any Series A-1 Preferred Stock the Corporation proposes to offer any shares of , or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Corporation will give written notice to each holder of the Series A-1 Preferred Stock, stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares, at least thirty (30) days in advance of such issuance. Each such holder or its affiliates will then have the right, exercisable by written notice given to the Corporation no later than twenty (20) days after receipt of the Corporation’s notice, to purchase up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A-1 Preferred Stock then held by such holder of shares of Series A-1 Preferred Stock bears to the total number of shares of common stock of the Corporation then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(b)   The rights granted under this Section do not apply to issuances of Excluded Stock or issuances of Series A-1 Preferred Stock expressly permitted in the Securities Purchase Agreement.

9.     Subsequent Terms: If at any time the Corporation authorizes, issues or reclassifies any new or existing class or series of capital stock or Common Stock Equivalents that has any preference, right, privilege or power that is superior to, or with priority over, (in each case, as determined in the good faith judgment of the Corporation’s Board of Directors), the preferences, rights, privileges or powers of the Series A-1 Preferred Stock, then the Corporation will grant to the holders of the Series A-1 Preferred Stock any such preference, right, privilege or power that is superior to, or that has priority with respect to, the preferences, rights, privileges or powers of the Series A-1 Preferred Stock.

10.   Waiver: Any right, preference or power provided for in this Certificate of Designation with regard to shares of Series A-1 Preferred Stock may be waived, either prospectively or retroactively, by approval (by vote or written consent, as provided by law) of the Requisite Holders, which such approval shall be binding upon all holders of Series A-1 Preferred Stock.

The parties herein agree that upon countersigning this Agreement, that each have agreed to the terms and conditions with full responsibility to perform, and that same shall become a binding contract which is treated as an original once it is faxed, e-mailed, hand delivered and/or delivered by courier. An original is to follow via registered courier within (5) five calendar days, otherwise the faxed or e-mail version shall be considered an original. The same procedures shall be observed for all other subsequent addendums and Agreements.

IN WITNESS WHEREOF, Parafin Corporation has caused this Certificate of Designation to be executed by the undersigned on this ____ day of ______________, _________.

PARAFIN CORPORATION ____________________________________________ SIDNEY B. FOWLDS President and Chief Executive Officer

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